UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 2, 2020, United Airlines Holdings, Inc. (the “Company”) and United Airlines, Inc. (“United”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing the appointment of Jonathan Roitman to the role of Senior Vice President and Chief Operations Officer of the Company, effective June 1, 2020. This Amendment No. 1 to the Original Form 8-K is being filed by the Company to disclose the appointment of Mr. Roitman to the role of Executive Vice President and Chief Operations Officer of the Company, effective September 10, 2020, as well as changes to Mr. Roitman’s compensation in connection with his new role.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2020, the Board of Directors (“Board”) of the Company appointed Jonathan Roitman to serve as Executive Vice President and Chief Operations Officer of the Company effective as of such date. Mr. Roitman previously was appointed as Senior Vice President and Chief Operations Officer of the Company and will continue to report to J. Scott Kirby, Chief Executive Officer of the Company.

On September 9, 2020, the Compensation Committee of the Board approved compensation changes for Mr. Roitman subject to and effective upon his appointment as Executive Vice President and Chief Operations Officer. The Compensation Committee approved an annual compensation package for Mr. Roitman with an annual base salary of $600,000, a target annual incentive program (“AIP”) opportunity equal to 100% of base salary, and a target long-term incentive (“LTI”) opportunity equal to 300% of base salary. The Company has previously disclosed that it is extremely unlikely that the Company will achieve a payout under the 2020 AIP awards, and the new LTI opportunity is reduced and pro-rated based only on the portion of the year that Mr. Roitman serves in his new role.

Based on the new compensation level, and consistent with its customary practice, the Compensation Committee approved and granted Mr. Roitman an LTI award in the amount of $340,000, which reflects an offset of regular 2020 LTI awards received earlier in the year and represents the new LTI opportunity for the portion of the year that Mr. Roitman will serve in his new role. The new LTI award is in the form of time-vested restricted stock units that vest ratably over a three-year period based on continued service, with the first vesting scheduled to occur on February 28, 2021.

As previously disclosed, on April 20, 2020, United entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the U.S. Treasury Department providing the Company with total funding of approximately $5.0 billion pursuant to the Payroll Support Program under the Coronavirus Aid, Relief, and Economic Security Act. Under the PSP Agreement, the Company and its business are subject to certain restrictions, including, but not limited to, certain limitations on executive compensation. Although the new compensation level for Mr. Roitman was set with reference to market practices of an industry peer group, the Company acknowledges that as a result of the PSP Agreement limitations on executive compensation, Mr. Roitman may not realize the full value of his compensation package during any period in which those limitations apply. The Company will continue to monitor and administer its executive compensation programs to be in compliance with the PSP Agreement limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Jennifer L. Kraft
Name:	Jennifer L. Kraft
Title:	Vice President

Date: September 14, 2020